Exhibit 10.13

Shipbuilding Contract	Hull No .

SHIPBUILDING CONTRACT

FOR

CONSTRUCTION OF ONE 81,600 DWT BULK CARRIER

(HULL NO.:         )

BETWEEN

[SUBSIDIARY]

as BUYER

and

CHINA SHIPBUILDING TRADING COMPANY, LIMITED

with

SHANGHAI JIANGNAN-CHANGXING SHIPBUILDING CO., LTD.

Collectively as SELLER

Shipbuilding Contract	Hull No.

CONTENT

ARTICLE 1—DESCRIPTION AND CLASS	7

1. DESCRIPTION	7

2. CLASS AND RULES	7

3. PRINCIPAL PARTICULARS AND DIMENSIONS OF THE VESSEL	8

4. GUARANTEED SPEED	8

5. GUARANTEED FUEL CONSUMPTION	8

6. GUARANTEED DEADWEIGHT	8

7. SUBCONTRACTING	9

8. FLAG and REGISTRATION	9

9. STANDARD OF CONSTRUCTION	9

ARTICLE 2—CONTRACT PRICE & TERMS OF PAYMENT	10

1. CONTRACT PRICE	10

2. CURRENCY	10

3. TERMS OF PAYMENT	10

4. METHOD OF PAYMENT	11

5. PREPAYMENT	12

6 . SECURITY FOR PAYMENT OF INSTALMENTS BEFORE DELIVERY	12

7. REFUNDS	12

ARTICLE 3—ADJUSTMENT OF THE CONTRACT PRICE	14

1. DELAYED DELIVERY	14

2. INSUFFICIENT SPEED	15

3. EXCESSIVE FUEL CONSUMPTION	15

4. DEADWEIGHT	16

5. EFFECT OF RESCISSION	16

ARTICLE 4—SUPERVISION AND INSPECTION	17

1. APPOINTMENT OF THE BUYER’S SUPERVISOR	17

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2. APPROVAL OF PLANS AND DRAWINGS	17

3. SUPERVISION AND INSPECTION BY THE SUPERVISOR	18

4. LIABILITY OF THE SELLER	18

5. SALARIES AND EXPENSES	19

6. REPLACEMENT OF SUPERVISOR	19

7. REPORT OF PROGRESS	19

ARTICLE 5—MODIFICATION, CHANGES AND EXTRAS	20

1. HOW EFFECTED	20

2. CHANGES IN RULES AND REGULATIONS, ETC.	20

3. SUBSTITUTION OF MATERIALS AND/OR EQUIPMENT	21

4. BUYER’S SUPPLIED ITEMS	21

ARTICLE 6—TRIALS	23

1. NOTICE	23

2. HOW CONDUCTED	23

3. TRIAL LOAD DRAFT	24

4. METHOD OF ACCEPTANCE OR REJECTION	24

5. DISPOSITION OF SURPLUS CONSUMABLE STORES	25

6. EFFECT OF ACCEPTANCE	25

ARTICLE 7—DELIVERY	26

1. TIME AND PLACE	26

2. WHEN AND HOW EFFECTED	26

3. DOCUMENTS TO BE DELIVERED TO THE BUYER	26

4. TITLE AND RISK	27

5. REMOVAL OF VESSEL	27

6. TENDER OF THE VESSEL	28

ARTICLE 8—DELAYS & EXTENSION OF TIME FOR DELIVERY	29

1. CAUSE OF DELAY	29

2. NOTICE OF DELAY	29

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3. RIGHT TO CANCEL FOR EXCESSIVE DELAY	29

4. DEFINITION OF PERMISSIBLE DELAY	30

ARTICLE 9—WARRANTY OF QUALITY	31

1. GUARANTEE OF MATERIAL AND WORKMANSHIP	31

2. NOTICE OF DEFECTS	31

3. REMEDY OF DEFECTS	31

4. EXTENT OF THE SELLER’S LIABILITY	32

ARTICLE 10—CANCELLATION, REJECTION AND RESCISSION BY THE	34

BUYER ARTICLE 11—BUYER’S DEFAULT	35

1. DEFINITION OF DEFAULT	35

2. NOTICE OF DEFAULT	35

3. INTEREST AND CHARGE	35

4. DEFAULT BEFORE DELIVERY OF THE VESSEL	36

5. SALE OF THE VESSEL	36

ARTICLE 12—INSURANCE	38

1. EXTENT OF INSURANCE COVERAGE	38

2. APPLICATION OF RECOVERED AMOUNT	38

3. TERMINATION OF THE SELLER’S OBLIGATION TO INSURE	39

ARTICLE 13—DISPUTES AND ARBITRATION	40

1. PROCEEDINGS	40

2. ALTERNATIVE ARBITRATION BY AGREEMENT	40

3. NOTICE OF AWARD	40

4. EXPENSES	41

5. AWARD OF ARBITRATION	41

6. ENTRY IN COURT	41

7. ALTERATION OF DELIVERY TIME	41

8. WORK CONTINUANCE	41

ARTICLE 14—RIGHT OF ASSIGNMENT	42

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ARTICLE 15—TAXES AND DUTIES	43

1. TAXES	43

2. DUTIES	43

ARTICLE 16—PATENTS, TRADEMARKS AND COPYRIGHTS	44

ARTICLE 17—NOTICE	45

ARTICLE 18—EFFECTIVE DATE OF CONTRACT	46

ARTICLE 19—INTERPRETATION	47

1. LAW APPLICABLE	47

2. DISCREPANCIES	47

3. ENTIRE AGREEMENT	47

4. DEFINITION	47

EXHIBIT “A”	49

EXHIBIT B IRREVOCABLE LETTER OF GUARANTEE	52

Shipbuilding Contract	Hull No.

SHIPBUILDING CONTRACT

FOR

CONSTRUCTION OF ONE 81,600 DWT BULK CARRIER

(HULL NO.         )

This CONTRACT, entered into this day of              by and between                             , a corporation organized and existing under the Laws of Malta, having its registered office at 168, St. Christopher Street, Valletta VLT 1467, Malta, (hereinafter called the “BUYER”) on one part; and CHINA SHIPBUILDING TRADING COMPANY, LIMITED, a corporation organized and existing under the Laws of the People’s Republic of China, having its registered office at 56(Yi) Zhongguancun Nandajie, Beijing 100044, the People’s Republic of China (hereinafter called “CSTC”), and SHANGHAI JIANGNAN-CHANGXING SHIPBUILDING CO., LTD., Ltd, a corporation organized and existing under the Laws of the People’s Republic of China, having its registered office at No.2468 Changxing Jiangnan Avenue Changxing Town Chongming County, Shanghai 201913, China (hereinafter called the “BUILDER”) on the other part. CSTC and the BUILDER are hereinafter collectively called the “SELLER” remaining fully responsible for due fulfillment of this Contract. CSTC and the Builder shall be jointly and severally liable for the obligations and liabilities of the SELLER under or in connection with this Contract.

WITNESSETH

In consideration of the mutual covenants contained herein, the SELLER agrees to design, build, launch, equip and complete at the BUILDER’s Shipyard and to sell and deliver to the BUYER after completion and successful trial one (1) 81,600 DWT bulk carrier as more fully described in Article 1 hereof (hereinafter called the “VESSEL”), to be registered under the Liberian flag and the BUYER agrees to purchase and take delivery of the aforesaid VESSEL from the SELLER and to pay for the same in accordance with the terms and conditions hereinafter set forth.

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ARTICLE 1—DESCRIPTION AND CLASS

1.	DESCRIPTION

The VESSEL is about 81,600 metric tons deadweight bulk carrier in sea water of specific gravity 1.025, at scantling draft moulded of 14.45 meters of the class described below. The VESSEL shall have the BUILDER’s Hull No.              and shall be constructed, equipped and completed in accordance with the following documentation:

(1)	Specification

(2)	General Arrangement

(3)	Midship Section

(4)	Makers List

Attached hereto and signed by each of the parties to this Contract (hereinafter collectively called the “Specifications”), making an integral part hereof.

2.	CLASS AND RULES

The VESSEL, including its machinery and equipment, shall be designed and constructed in accordance with the rules and regulations of                              (hereinafter called the “Classification Society”) and shall be distinguished in the record by the symbol of                         and shall also comply with the rules and regulations as fully described in the Specifications.

The requirements of the authorities as fully described in the Specifications including that of the Classification Society are to include any additional rules or circulars thereof issued and become effective as at the date of signing this Contract.

The SELLER shall arrange with the Classification Society to assign a representative or representatives (hereinafter called the “Classification Surveyor”) to the BUILDER’s Shipyard for supervision of the construction of the VESSEL.

All fees and charges incidental to Classification and to comply with the rules and regulations of this Contract as described in the Specifications issued and become effective up to the date of this Contract as well as royalties, if any, payable on account of the construction of the VESSEL shall be for the account of the SELLER, except as otherwise provided and agreed herein. The key plans, materials and workmanship entering into the construction of the VESSEL shall at all times be subject to inspections and tests in accordance with the rules and regulations of the Classification Society.

Decisions of the Classification Society as to compliance or noncompliance with Classification rules and regulations shall be final and binding upon the parties hereto.

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3.	PRINCIPAL PARTICULARS AND DIMENSIONS OF THE VESSEL

(a)	Hull Length overall Length between perpendiculars Breadth, moulded Depth, moulded Designed Draught, moulded Scantling Draught, moulded	abt. 229.00 m 225.50 m 32.26 m 20.05m 20.05 m 12.20 m m 14.45 m

(b)	Propelling Machinery

The VESSEL shall be equipped, in accordance with the Specifications, with one (1) set of MANB&W,                          type Main Engine.

4.	GUARANTEED SPEED

The SELLER guarantees that the trial speed, after correction, is to be not less than 14.3 knots at the designed draught moulded of 12.2 m.

The trial speed shall be corrected for wind speed and shallow water effect. The correction method of the speed shall be as specified in the Specifications.

5.	GUARANTEED FUEL CONSUMPTION

The SELLER guarantees that the fuel oil consumption of the Main Engine is not to exceed                  grams/kw.h at CSR and shop trial based on diesel fuel oil having a lower calorific value of 42700 kj/kg and at ISO 3046/1-1986 standard ambient condition. The fuel oil consumption shall be subject to a tolerance of 5%.

6.	GUARANTEED DEADWEIGHT

The SELLER guarantees that the VESSEL is to have a deadweight of not less than 81,600 metric tons at the scantling draft moulded of 14.45 meters in sea water of 1.025 specific gravity.

The term, “Deadweight”, as used in this Contract, shall be as defined in the Specifications.

The actual deadweight of the VESSEL expressed in metric tons shall be based on calculations made by the BUILDER and checked by the BUYER, and all measurements necessary for such calculations shall be performed in the presence of the BUYER’S supervisor(s) or the party authorized by the BUYER.

Should there be any dispute between the BUILDER and the BUYER in such calculations and/or measurements, the decision of the Classification Society shall be final.

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7.	SUBCONTRACTING

The SELLER may, at its sole discretion and responsibility, subcontract any portion of the construction work of the VESSEL to experienced subcontractors, but delivery and final assembly into the VESSEL of any such work subcontracted shall be at the BUILDER’s Shipyard. However, any important subcontracting works such as large blocks, installation of main engine, accommodation etc. shall be carried out with BUYER’s prior written approval which will not be unreasonably withheld. The SELLER shall remain responsible for such subcontracted work. BUYER’s rights herein shall not in any way be reduced in respect of subcontracted work.

8.	FLAG and REGISTRATION

It is agreed that the VESSEL shall be designed, constructed according to the requirement to fly Liberian flag, with Malta flag at BUYER’s option, which shall be declared by the BUYER on or before                     .

The vessel shall be registered by the BUYER at its own cost and expenses under the Liberian flag at the time of delivery and acceptance thereof.

9.	STANDARD OF CONSTRUCTION

The VESSEL’s construction materials, equipment and workmanship shall be carried out in a sound and workmanlike manner according to proper BUILDER practice for a new vessel of such type and Classification rules and regulations, and as defined in the Specifications.

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ARTICLE 2—CONTRACT PRICE & TERMS OF PAYMENT

1.	CONTRACT PRICE

The purchase price of the VESSEL is United States Dollars                                         , net receivable by the SELLER (hereinafter called the “Contract Price”), which is exclusive of the cost for the BUYER’s Supplies as provided in Article 5 hereof, and shall be subject to upward or downward adjustment, if any, as hereinafter set forth in this Contract.

2.	CURRENCY

Any and all payments by the BUYER to the SELLER under this Contract shall be made in United States Dollars.

3.	TERMS OF PAYMENT

The Contract Price shall be paid by the BUYER to the SELLER in installments as follows (A “Banking Day” referred to in this Contract means a day on which commercial banks are open for domestic and foreign exchange business in London, New York, Hong Kong, and Beijing):

(a)	1st Instalment:

The sum of United States Dollars                                         , representing ten percent (10%) of the Contract Price, shall become due and payable and be paid by the BUYER within five (5) Banking Days after the BUYER’s receipt of the Refund Guarantee.

(b)	2nd Instalment:

The sum of United States Dollars                                         , representing five percent (5%) of the Contract Price, shall become due and payable and be paid within five (5) Banking Days after the cutting of the first steel plate of the VESSEL in the BUILDER’s workshop which to be confirmed by Classification Society, or                  whichever the later. The SELLER shall notify with a telefax or email notice to the BUYER stating that the 1st steel plate has been cut in its workshop and demand for payment of this instalment.

(c)	3rd Instalment:

The sum of United States Dollars                                         , representing fifteen percent (15%) of the Contract Price, shall become due and payable and be paid within five (5) Banking Days after keel-laying of the first section of the VESSEL which to be confirmed by Classification Society, or whichever

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the later. The keel-laying shall be notified by the SELLER with a telefax or email notice to the BUYER stating that the said keel-laying has been carried out. The SELLER shall send to the BUYER a telefax or email demand for payment of this instalment.

(d)	4th Installment (Payment upon Delivery of the VESSEL):

The sum of United States Dollars                                         , representing seventy percent (70%) of the Contract Price, plus any increase or minus any decrease due to modifications and/or adjustments of the Contract Price in accordance with provisions of the relevant Articles hereof, shall become due and payable and be paid by the BUYER to the SELLER concurrently with delivery of the VESSEL. The SELLER shall send to the BUYER a telefax or email demand for this installment ten (10) days prior to the scheduled date of delivery of the VESSEL.

4.	METHOD OF PAYMENT

(a)	1st Instalment:

The BUYER shall remit the amount of this installment in accordance with Article II, Paragraph 3 (a) by telegraphic transfer to                      as receiving bank nominated by the SELLER, for credit to the account of                              with SWIFT advice from                      or through other receiving bank to be nominated by the SELLER from time to time and such nomination shall be notified to the BUYER at least 10 days prior to the due date for payment.

(b)	2nd Instalment:

The BUYER shall remit the amount of this installment in accordance with Article II, Paragraph 3(b) by telegraphic transfer to                              as receiving bank nominated by the SELLER, for credit to the account of CSTC                              with SWIFT advice from                     , or through other receiving bank to be nominated by the SELLER from time to time and such nomination shall be notified to the BUYER at least 10 days prior to the due date for payment.

(c)	3rd Installment:

The BUYER shall remit the amount of this installment in accordance with Article II, Paragraph 3(c) by telegraphic transfer to                              as receiving bank nominated by the SELLER, for credit to the account of

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with SWIFT advice from                 , or through other receiving bank to be nominated by the SELLER from time to time and such nomination shall be notified to the BUYER at least 10 days prior to the due date for payment.

(d)	4th Installment (Payable upon delivery of the VESSEL)

The BUYER shall, at least seven (7) days prior to the scheduled date of delivery of the VESSEL, make an irrevocable cash deposit in the name of the BUYER with                 , for a period of twenty (20) days and covering the amount of this installment (as adjusted in accordance with the provisions of this Contract), with an irrevocable instruction that the said amount shall be released to the SELLER against presentation by the SELLER to the said                 , of a copy of the Protocol of Delivery and Acceptance signed by the BUYER’s authorized representative and the SELLER. Interest, if any, accrued from such deposit, shall be for the benefit of the BUYER.

If the delivery of the VESSEL is not effected on or before the expiry of the aforesaid twenty (20) days deposit period, the BUYER shall have the right to withdraw the said deposit plus accrued interest upon the expiry date. However when the newly scheduled delivery date is notified to the BUYER by the SELLER, the BUYER shall make the cash deposit in accordance with the same terms and conditions as set out above.

5.	PREPAYMENT

The BUYER shall have the right to make prepayment of any and all installments before delivery of the VESSEL, by giving to the SELLER at least thirty (30) days prior written notice, without any price adjustment of the VESSEL for such prepayment.

6.	SECURITY FOR PAYMENT OF INSTALMENTS BEFORE DELIVERY

The BUYER shall, within 30 days after the Shipbuilding contract becoming effective, furnish the SELLER with an irrevocable and unconditional Letter of Guarantee in favour of the SELLER issued by                                         guaranteeing the BUYER’s obligation for the payment of all 2nd and 3rd instalments of the Contract Price. Such Letter of Guarantee shall be substantially in the form annexed hereto as Exhibit “A”.

7.	REFUNDS

The payments made by the BUYER prior to delivery of the VESSEL shall be in the nature of advances to the SELLER, and in the event this Contract is rescinded or cancelled by the BUYER in accordance with the specific terms of this Contract permitting such rescission or cancellation, the SELLER shall refund to the BUYER in United States Dollars the full amount of all sums already paid by the BUYER to the SELLER under this Contract, together

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with interest (at the rate set out in respective provision thereof) from the respective dates such sums were received by the SELLER to the date of remittance by telegraphic transfer of such refund to the BUYER.

As security to the BUYER, the SELLER shall deliver to the BUYER, as soon as possible after the signing of this Contract, a Refund Guarantee to be issued by                              (hereinafter referred to as the Seller’s Bank),                  in the form as per Exhibit “B” annexed hereto. The confirmation for SAFE registration from the refund guarantor shall be provided within two months after issuance of the refund guarantee.

However, in the event of any dispute between the SELLER and the BUYER with regard to the SELLER’s obligation to repay the installment or installments paid by the BUYER and to the BUYER’S right to demand payment from the Seller’s Bank, under its guarantee, and such dispute is submitted either by the SELLER or by the BUYER for arbitration in accordance with Article 13 hereof, the SELLER’S BANK shall withhold and defer payment until the arbitration award between the SELLER and the BUYER is published. The SELLER’S BANK shall not be obligated to make any payment unless the arbitration award orders the SELLER to make repayment. If the SELLER fails to honor the award or judgment, then the SELLER’S BANK shall refund to the extent the arbitration award.

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ARTICLE 3—ADJUSTMENT OF THE CONTRACT PRICE

The Contract Price of the VESSEL shall be subject to adjustments as hereinafter set forth in the event of the following contingencies. It is hereby understood by both parties that any reduction of the Contract Price is by way of liquidated damages and not by way of penalty.

1.	DELAYED DELIVERY

(a)	No adjustment shall be made and the Contract Price shall remain unchanged for the first thirty (30) days of delay in delivery of the VESSEL beyond the Delivery Date as defined in Article 7 hereof ending as of twelve o’clock midnight of the thirtieth (30th) days of delay.

(b)	If the delivery of the VESSEL is delayed more than thirty (30) days after the Delivery Date as defined in Article 7 hereof, then, in such event, beginning at twelve o’clock midnight of the thirtieth (30th) day after the date on which delivery is required under this Contract, the Contract Price of the VESSEL shall be reduced by deducting therefrom the sum of United States Dollars per day. In such event of the VESSEL is delayed more than sixty (60) days, the Contract Price of the VESSEL shall be reduced United States Dollars per day.

Unless the parties hereto agree otherwise , the total reduction in the Contract Price shall be deducted from the 4th installment of the Contract Price and in any event (including the event that the BUYER consents to take the VESSEL at the later delivery date after the expiration of two hundred and forty (240) days delay of delivery as described in Paragraph 1(c) of this Article) shall not be more than two hundred ten (210) days at the above specified rate of reduction after the thirty (30) days allowance, that is United States Dollars                      being the maximum.

(c)	If the delay in the delivery of the VESSEL continues for a period of two hundred and forty (240) days after the Delivery Date as defined in Article 7, then in such event, and after such period has expired, the BUYER may, at its option, rescind or cancel this Contract in accordance with the provisions of Article 10 of this Contract. The SELLER may at any time after the expiration of the aforementioned two hundred and forty (240) days, if the BUYER has not served notice of cancellation pursuant to Article 10, demand in writing that the BUYER make an election either cancel or take delivery by a revised delivery date, in which case the BUYER shall, within thirty (30) days after such demand is received by the BUYER, either notify the SELLER of its decision to cancel this Contract, or consent to take delivery of the VESSEL at a revised delivery date, it being understood and agreed by the parties hereto that, if the VESSEL is not delivered by such future date, the BUYER shall have the same right of cancellation upon the same terms, as hereinabove provided.

(d)	For the purpose of this Article, the delivery of the VESSEL shall not be deemed

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delayed and the Contract Price shall not be reduced when and if the Delivery Date of the VESSEL is extended by reason of causes and provisions of Articles 5, 6, 11, 12 and 13 hereof. The Contract Price shall not be adjusted or reduced if the delivery of the VESSEL is delayed by reason of permissible delays as defined in Article 8 hereof.

2.	INSUFFICIENT SPEED

(a)	The Contract Price of the VESSEL shall not be affected nor changed by reason of the actual speed (as determined by the Trial Run after correction according to the Specifications) being equal to or less than three-tenths (3/10) of one knot below the guaranteed speed as specified in Paragraph 4 of Article 1 of this Contract.

(b)	However, commencing with a deficiency of above three-tenths (3/10) of one knot in actual speed (as determined by the Trial Run after correction according to the Specifications) below the guaranteed speed as specified in Paragraph 4 of Article I of this Contract, the Contract Price shall be reduced as follows:

In case of deficiency

above 0.30 but below or at 0.40 knot              USD              (total)

above 0.40 but below or at 0.50 knot              USD              (total)

above 0.50 but below or at 0.60 knot              USD              (total)

(c)	If the deficiency in actual speed (as determined by the Trial Run after correction according to the Specifications) of the VESSEL upon the Trial Run, is more than 0.6 knot below the guaranteed speed of 14.3 knots , then the BUYER may at its option reject the VESSEL and rescind this Contract in accordance with provisions of Article 10 of this Contract, or may accept the VESSEL at a reduction in the Contract Price as above provided for 0.6 knot only, that is United States Dollars being the maximum.

3.	EXCESSIVE FUEL CONSUMPTION

(a)	The Contract Price of the VESSEL shall not be affected nor changed if the actual fuel consumption of the Main Engine, as determined by shop trial in manufacturer’s works, as per the Specifications, is greater than the guaranteed fuel consumption as specified in the Specifications if such actual excess is equal to or less than Five percent (5%). (The fuel oil consumption of the Main Engine is not to exceed grams per kw per hour at CSR at shop trial based on the use of a fuel with a low calorific value of 42700KJ/KG and at IS03046/1-1986 standard ambient condition. The fuel oil consumption shall be subject to a tolerance of 5%).

(b)	However, if the actual fuel consumption as determined by shop trial is greater than Five percent (5%) above the guaranteed fuel consumption, then the Contract Price shall be reduced by the sum of United States Dollars for each full one percent (1%) increase in fuel consumption in excess of the above said Five percent (5%) (fractions of one percent to be prorated).

(c)

If such actual fuel consumption of the Main Engine as determined by shop trial is more than grams/kw/hour, the BUYER may, at its option, reject the VESSEL and rescind this Contract in accordance with the provisions of Article 10 of this Contract, or

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may accept the VESSEL at a reduction in the Contract Price as provided in foregoing paragraph (b) subject to a maximum reduction of United States Dollars . Please note that the above mentioned fuel consumption does not include consumption for any engine driven pumps.

4.	DEADWEIGHT

(a)	In the event that there is a deficiency in the actual deadweight of the VESSEL determined as provided in the Specifications, the Contract Price shall not be decreased if such deficiency is Eight hundred (800.00) metric tons less below the guaranteed deadweight of eighty one thousand six hundred (81,600) metric tons at assigned scantling draft.

(b)	However, the Contract Price shall be decreased by the sum of United States Dollars for each full metric ton of such deficiency being more than Eight hundred (800.00) metric tons.

(c)	In the event that there should be a deficiency in the VESSEL’s actual deadweight which exceeds one thousand four hundred (1400.00) metric tons below the guaranteed deadweight, the BUYER may, at its option, reject the VESSEL and rescind this Contract in accordance with the provisions of Article 10 of this Contract, or may accept the VESSEL with reduction in the Contract Price in the maximum amount of United States Dollars .

The total increase or decrease of the Contract Price for the increase or decrease of the deadweight shall be added or deducted from to the 4th installment of the Contract Price.

5.	EFFECT OF RESCISSION

It is expressly understood and agreed by the parties hereto that in any case as stated herein, if the BUYER rescinds this Contract pursuant to any provision under this Article, the BUYER, save its rights and remedy set out in Article 10 hereof, shall not be entitled to any liquidated damage or compensation whether described above or otherwise.

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ARTICLE 4—SUPERVISION AND INSPECTION

1.	APPOINTMENT OF THE BUYER’S SUPERVISOR

The BUYER shall send in good time to and maintain at the BUILDER’s Shipyard, at the BUYER’s own cost and expense, one or more representative(s) who shall be duly accredited in writing by the BUYER (such representative(s) being hereinafter collectively and individually called the “Supervisor”) to supervise and survey the construction by the BUILDER of the VESSEL, her engines and accessories.

The BUILDER shall give due notice to the BUYER and/or the Supervisor of the scheduled performance of ship construction work for which the attendance of the Supervisor is required under this Contract or the Specifications.

2.	APPROVAL OF PLANS AND DRAWINGS

The parties hereto shall, within Thirty (30) days after signing of this Contract, mutually agree a list of all the plans and drawings, which are to be sent to the BUYER (hereinbelow called “the LIST”). Before arrival of the Supervisor at the BUILDER’s Shipyard, the plans and drawings specified in the LIST shall be sent to the BUYER, and the BUYER shall, within Fourteen (14) days after receipt thereof (excluding mailing time), return such plans and drawings submitted by the SELLER with comments, if any. Notwithstanding the above, the BUYER shall nevertheless waive its right to comment on the plans and drawings if such plans and drawings have been previously applied to build other vessels with the same specification as that of the Vessel.

Concurrently with the arrival of the Supervisor at the BUILDER’s Shipyard, the BUYER shall notify the BUILDER in writing, stating the authority which the said Supervisor shall have, with regard to the Supervisor can, on behalf of the BUYER, give comments, as the case may be, which of the plans and drawings specified in the LIST but not yet been sent to the BUYER, nevertheless in line with the Supervisor’s authority. The Supervisor shall, within five (5) days after receipt thereof, return those plans and drawings with comments, if any.

Unless notification is given to the BUILDER by the Supervisor or the BUYER of the comments to any plans and drawings within the above designated period of time for each case, the said plans and drawings shall be implemented for construction by the BUILDER.

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3.	SUPERVISION AND INSPECTION BY THE SUPERVISOR

The necessary inspection of the VESSEL, its machinery, equipment and outfittings shall be carried out by the Classification Society, and/or inspection team of the BUILDER throughout the entire period of construction in order to ensure that the construction of the VESSEL is duly performed in accordance with the Contract and Specifications.

The Supervisor shall have, at all times until delivery of the VESSEL, the right to attend tests according to the mutually agreed test list and inspect the VESSEL, her engines, accessories and materials at the BUILDER’s Shipyard, its subcontractors or any other place where work is done or materials stored in connection with the VESSEL. The BUILDER shall give the Supervisor one (1) working days advance notice in writing stating particulars of any tests or inspections which must be attended by the Supervisor . In the event that the Supervisor discovers any construction or material or workmanship which does not or will not conform to the requirements of this Contract and the Specifications, the Supervisor shall promptly give the BUILDER a notice in writing as to such nonconformity, upon receipt of which the BUILDER shall correct such nonconformity. However the BUYER undertakes and assures the SELLER that the Supervisor shall carry out his inspections in accordance with the agreed inspection procedure and schedule and usual shipbuilding practice and in a way as to minimize any increase in building costs and delays in the construction of the VESSEL.

The BUILDER agrees to furnish free of charge the Supervisor with proper office space, and other reasonable facilities at the BUILDER’S Shipyard according to BUILDER’s practice at, or in the immediate vicinity of the BUILDER’s Shipyard, but the fees for the international communication like telephone, telex and telefax, etc. shall be born by the BUYER. At all times, during the construction of the VESSEL until delivery thereof, the Supervisor shall be given free and ready access to the VESSEL, her engines and accessories, and to any other place where the work is being done, or the materials are being processed or stored, in connection with the construction of the VESSEL, including the yards, workshops, stores of the BUILDER, and the premises of subcontractors of the BUILDER, who are doing work, or storing materials in connection with the VESSEL’s construction. The travel expenses for the said access to SELLER’s subcontractors outside of Shanghai shall be at BUYER’s account. The transportation within Shanghai shall be provided to the Supervisor by the SELLER.

4.	LIABILITY OF THE SELLER

The Supervisor engaged by the BUYER under this Contract shall at all times be deemed to be in the employment of the BUYER. The SELLER shall be under no liability whatsoever to the BUYER, or to the Supervisor or the BUYER’s employees or agents for personal injuries, including death, during the time when they, or any of them, are on the VESSEL, or within the premises of either the SELLER or its subcontractors, or are otherwise engaged in and about the construction of the VESSEL, unless, however, such personal injuries, including death, were caused by gross negligence of the SELLER, or of any of the SELLER’s employees or agents or subcontractors of the SELLER. Nor shall the SELLER be under any liability whatsoever to the BUYER for damage to, or loss or destruction of property in China of the BUYER or of the Supervisor, or of the BUYER’s employees or agents, unless such damage, loss or destruction was caused by gross negligence of the SELLER, or of any of the employees, or agents or subcontractors of the SELLER.

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5.	SALARIES AND EXPENSES

All salaries and expenses of the Supervisor, or any other employees employed by the BUYER under this Article, shall be for the BUYER’s account.

6.	REPLACEMENT OF SUPERVISOR

The SELLER has the right to request the BUYER in writing to replace any of the Supervisor who is deemed unsuitable and unsatisfactory for the proper progress of the VESSEL’s construction together with reasons. The BUYER shall investigate the situation by sending its representative to the Builder’s yard, if necessary, and if the BUYER considers that such SELLER’S request is justified, the BUYER shall effect the replacement as soon as conveniently arrangable.

7.	REPORT OF PROGRESS

The BUYER is entitled to require the SELLER to report the condition of progress as to the construction of the VESSEL whenever the BUYER requires during the construction of the VESSEL. The progress shall be supplied according to Builder’s standard report format.

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ARTICLE 5—MODIFICATION, CHANGES AND EXTRAS

1.	HOW EFFECTED

The Specifications and Plans in accordance with which the VESSEL is constructed, may be modified and/or changed at any time hereafter by written agreement of the parties hereto, provided that such modifications and/or changes or an accumulation thereof will not, in the BUILDER’s reasonable judgment, adversely affect the BUILDER’s other commitments and provided further that the BUYER shall assent to adjustment of the Contract Price, time of delivery of the VESSEL and other terms of this Contract, if any, as hereinafter provided. Subject to the above, the SELLER hereby agree to exert their best efforts to accommodate such reasonable requests by the BUYER so that the said changes and/or modifications may be made at a reasonable cost and within the shortest period of time which is reasonable and possible. Any such agreement for modifications and/or changes shall include an agreement as to the increase or decrease, if any, in the Contract Price of the VESSEL together with an agreement as to any extension or reduction in the time of delivery, providing additional securities satisfactory to the SELLER, if the increase more than                 United Sate Dollars                     , or any other alterations in this Contract, or the Specifications or plans occasioned by such modifications and/or changes. The aforementioned agreement to modify and/or to change the Specifications and/or plans may be effected by an exchange of duly authenticated letters, or telefax, manifesting such agreement. The letters, as well as telefaxes exchanged by the parties hereto pursuant to the foregoing shall constitute an amendment of the Specifications and/or plans under which the VESSEL shall be built, and such letters, and telefaxes shall be deemed to be incorporated into this Contract and the Specifications by reference and made a part hereof. Upon consummation of the agreement to modify and/or to change the Specifications and/or plans, the SELLER shall alter the construction of the VESSEL in accordance therewith, including any additions to, or deductions from, the work to be performed in connection with such construction. If due to whatever reasons, the parties hereto shall fail to agree on the adjustment of the Contract Price or extension of time of delivery or providing additional security to the SELLER or modification of any other terms of this Contract which are necessitated by such modifications and/or changes, then the SELLER shall have no obligation to comply with the BUYER’s request for any modification and/or changes.

2.	CHANGES IN RULES AND REGULATIONS, ETC.

(1)

If, after the date of signing this Contract, any requirements as to the rules and regulations as specified in this Contract and the Specifications to which the construction of the VESSEL is required to conform, are altered or changed by the Classification Society or the other regulatory bodies authorized to make such alterations or changes, the SELLER and/or the BUYER, upon receipt of the notice thereof, shall transmit such information in full to each other in writing, whereupon within twenty-one (21) days after receipt of the said notice by the BUYER from the SELLER or vice versa, the BUYER shall instruct the SELLER in writing as to the alterations or changes, if any, to be made in the VESSEL which the BUYER, in its sole discretion, shall decide. The SELLER shall promptly comply with such alterations or changes, if any in the construction of the VESSEL, provided that the

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BUYER shall first agree:

(a)	As to any increase or decrease in the Contract Price of the VESSEL that is occasioned by the cost for such compliance; and/or

(b)	As to any extension in the time for delivery of the VESSEL that is necessary due to such compliance; and/or

(c)	As to any increase or decrease in the guaranteed deadweight and speed of the VESSEL, if such compliance results in increased or reduced deadweight and speed; and/or

(d)	As to any other alterations in the terms of this Contract or of the Specifications or both, if such compliance makes such alterations of the terms necessary.

(e)	If the price is to be increased, then, in addition, as to providing to the SELLER additional securities satisfactory to the SELLER, if the increase more than United Sate Dollars .

Agreement as to such alterations or changes under this Paragraph shall be made in the same manner as provided above for modifications and/or changes of the Specifications and/or Plans.

(2) If, due to whatever reasons, the parties shall fail to agree on the adjustment of the Contract Price or extension of the time for delivery or increase or decrease of the guaranteed speed and deadweight or providing additional security to the SELLER, if the increase more than United Sate Dollars                      or any alternation of the terms of this Contract, if any, then the SELLER shall promptly comply with such alterations or changes first. The BUYER shall, in any event, bear the costs and expenses for such alterations or changes. The discrepancy with regard to the adjustment of the Contract Price and/or the extension of Delivery Date and/or any other discrepancies to be determined by arbitration in accordance with Article XIII of this Contract.

3.	SUBSTITUTION OF MATERIALS AND/OR EQUIPMENT

In the event that any of the materials and/or equipment required by the Specifications or otherwise under this Contract for the construction of the VESSEL cannot be procured in time or are in short supply to maintain the Delivery Date of the VESSEL, the SELLER may, provided that the BUYER shall so agrees in writing, supply other materials and/or equipment of equivalent quality or better, capable of meeting the requirements of the Classification Society and of the rules, regulations and requirements with which the construction of the VESSEL must comply. Any agreement as to such substitution of materials and/or equipment shall be effected at no extra cost to the BUYER or delayed delivery of the VESSEL, unless the BUYER specifically agrees thereto in writing.

4.	BUYER’S SUPPLIED ITEMS

The BUYER shall deliver to the SELLER at its shipyard the items as specified in the Specifications which the BUYER shall supply on its account by the time designated by the SELLER.

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Should the BUYER fail to deliver to the BUILDER such items within the time specified, the delivery of the VESSEL shall automatically be extended for a period of such delay, provided such delay in delivery of the BUYER’s supplied items shall affect the delivery of the VESSEL. In such event, the BUYER shall pay to the SELLER all reasonably incurred losses and damages, if any, sustained by the SELLER due to such delay in the delivery of the BUYER’s supplied items and such payment shall be made upon delivery of the VESSEL.

Furthermore, if the delay in delivery of the BUYER’s supplied items should exceed fifteen (15) days, the SELLER shall be entitled to proceed with construction of the VESSEL without installation of such items in or onto the VESSEL, without prejudice to the SELLER’s right hereinabove provided, and the BUYER shall accept the VESSEL so completed.

The BUILDER shall be responsible for storing and handling of the BUYER’s supplies as specified in the Specifications after delivery to the BUILDER and shall install them on board the VESSEL at the BUILDER’s expenses.

Upon arrival of such shipment of the Buyer’s supplied items, both parties shall undertake an joint unpacking inspection. If any damages are found to be not suitable for installation, the BUILDER shall be entitled to refuse to accept the BUYER’s supplied items.

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ARTICLE 6—TRIALS

1.	NOTICE

The BUYER and the Supervisor shall receive from the SELLER at least thirty (30) days notice in advance and seven (7) days definite notice in advance in writing or telefax, of the time and place of the VESSEL’s sea trial as described in the Specifications (hereinafter referred to as “the Trial Run”) and the BUYER and/or the Supervisor shall promptly acknowledge receipt of such notice. The BUYER’s representatives and/or the Supervisor shall be on board the VESSEL to witness such Trial Run, and to check upon the performance of the VESSEL during the same. Failure of the BUYER’s representatives to be present at the Trial Run of the VESSEL, after due notice to the BUYER and the Supervisor as provided above, shall have the effect to extend the date for delivery of the VESSEL by the period of delay caused by such failure to be present. However, if the Trial Run is delayed more than five (5) days by reason of the failure of the BUYER’s representatives to be present after receipt of due notice as provided above, then in such event, the BUYER shall be deemed to have waived its right to have its representatives on board the VESSEL during the Trial Run, and the BUILDER may conduct such Trial Run without the BUYER’s representatives being present, and in such case the BUYER shall be obliged to accept the VESSEL on the basis of a certificate jointly signed by the BUILDER and the Classification Society certifying that the VESSEL, after Trial Run subject to minor alterations and corrections as provided in this Article, if any, is found to conform to the Contract and Specifications and is satisfactory in all respects.

In the event of unfavorable weather on the date specified for the Trial Run, the same shall take place on the first available day thereafter that the weather conditions permit. The parties hereto recognize that the weather conditions in Chinese waters in which the Trial Run is to take place are such that great changes in weather may arise momentarily and without warning and, therefore, it is agreed that if during the Trial Run of the VESSEL, the weather should suddenly become unfavorable, as would have precluded the continuance of the Trial Run, the Trial Run of the VESSEL shall be discontinued and postponed until the first favorable day next following, unless the BUYER shall assent in writing, or by telex or telefax of its acceptance of the VESSEL on the basis of the Trial Run made prior to such sudden change in weather conditions.

In the event that the Trial Run is postponed because of unfavorable weather conditions, such delay shall be regarded as a permissible delay, as specified in Article 8 hereof.

2.	HOW CONDUCTED

(a)	All expenses in connection with Trial Run of the VESSEL are to be for the account of the BUILDER, who, during the Trial Run and when subjecting the VESSEL to Trial Run, is to provide, at its own expense, the necessary crew to comply with conditions of safe navigation. The Trial Run shall be conducted in the manner prescribed in the Specifications and shall prove fulfillment of the performance required for the Trial Run as set forth in the Specifications.

The course of Trial Run shall be determined by the BUILDER and shall be conducted

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within the trial water equipped with speed measuring facilities.

(b)	The BUILDER shall provide the VESSEL with the required quantities of water and fuel oil. The lubrication oil, the hydraulic oil and greases shall be supplied by the BUYER, according to the BUILDER’s schedule which shall be forwarded to the BUYER by the BUILDER, for the conduct of the Trial Run or Trial Runs as prescribed in the Specifications. The cost of the quantities of water, fuel oil, lubricating oil, hydraulic oil and greases consumed during the Trial Run or Trial Runs shall be for the account of the BUILDER.

3.	TRIAL LOAD DRAFT

In addition to the supplies provided by the BUYER in accordance with sub-paragraph (b) of the preceding Paragraph 2 hereof, the BUILDER shall provide the VESSEL with the required quantity of fresh water and other stores necessary for the conduct of the Trial Run. The necessary ballast (fresh water, sea water or any other ballast as may be required) to bring the VESSEL to the trial load draft as specified in the Specifications, shall be for the BUILDER’s account.

After the Trial Run, the VESSEL shall be maintained with sufficient ballast to attain safe sailing draft as required by dockmaster and harbour pilot. Should additional work be required to be performed by the BUILDER involving discharging of the entire or partial amount of ballast, the BUILDER shall undertake to replenish such discharged ballast water enabling the VESSEL to re-attain her original safe sailing draft at the BUILDER’s account

4.	METHOD OF ACCEPTANCE OR REJECTION

(a)	Upon notification of the BUILDER of the completion of the Trial Run of the VESSEL, the BUYER or the BUYER’s Supervisor shall within six (6) days thereafter, notify the BUILDER in writing or telefax of its acceptance of the VESSEL or of its rejection of the VESSEL together with the reasons therefor.

(b)	However, should the result of the Trial Run indicate that the VESSEL or any part thereof including its equipment does not conform to the requirements of this Contract and Specifications, then the BUILDER shall investigate with the Supervisor the cause of failure and the proper steps shall be taken to remedy the same and shall make whatever corrections and alterations and/or re-Trial Run or Runs as may be necessary without extra cost to the BUYER, and upon notification by the BUILDER of completion of such alterations or corrections and/or re-trial or re-trials, the BUYER shall, within six (6) days thereafter, notify the SELLER in writing or by telex or telefax of its acceptance of the VESSEL or of the rejection of the VESSEL together with the reason therefor on the basis of the alterations and corrections and/or re-trial or re-trials by the BUILDER.

(c)	In the event that the BUYER fails to notify the SELLER in writing or by telex or telefax of its acceptance or rejection of the VESSEL together with the reason therefor within six (6) days period as provided for in the above sub-paragraphs (a) and (b), the BUYER shall be deemed to have accepted the VESSEL.

(d)	Any dispute arising among the parties hereto as to the result of any Trial Run or

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further tests or trials, as the case may be, of the VESSEL shall be solved by reference to arbitration as provided in Article 13 hereof.

(e)	After trial run BUILDER should inform BUYER the delivery time according the actual conditions and SELLER shall be obliged to remove any nonconformities (except such nonconformities accepted by the BUYER) at the time before delivery of the VESSEL to the BUYER under this Contract.

5.	DISPOSITION OF SURPLUS CONSUMABLE STORES

Should any amount of fresh water, or other unbroached consumable stores furnished by the BUILDER for the Trial Run or Trial Runs remain on board the VESSEL at the time of acceptance thereof by the BUYER, the BUYER agrees to buy the same from the SELLER at the original purchasing price evidenced by supporting vouchers thereof, and payment by the BUYER shall be effected as provided in paragraph 3 (b) and 4 (b) of Article 2 of this Contract.

The BUYER shall supply lubricating oil, hydraulic oil, and greases for the purpose of Trial Runs at its own expenses and the SELLER will reimburse for the amount of lubricating oil, hydraulic oil and greases actually consumed for the said Trial Run or Trial Runs at the original purchasing price evidenced by supporting vouchers thereof incurred by the BUYER and payment by the SELLER shall be effected as provided in paragraph 3 (b) and 4 (b) of Article 2 of this Contract.

6.	EFFECT OF ACCEPTANCE

The BUYER’s acceptance of the VESSEL in writing or telefax notification sent to the SELLER, in accordance with the provisions set out above, shall be final and binding so far as conformity of the VESSEL to this Contract and the Specifications is concerned, and shall preclude the BUYER from refusing formal delivery of the VESSEL, as hereinafter provided, if the SELLER complies with all other procedural requirements for delivery as hereinafter set forth.

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ARTICLE 7—DELIVERY

1.	TIME AND PLACE

The VESSEL shall be delivered safely afloat by the SELLER to the BUYER at a berth at the BUILDER’s Shipyard on or before                      in accordance with the Specifications and with all Classification and Statutory Certificates free of recommendations and/or remarks and after completion of Trial Run (or, as the case may be, re-Trial or re-Trials) and acceptance by the BUYER in accordance with the provisions of Article 6 hereof, in the event of delays in the construction of the VESSEL or any performance required under this Contract due to causes which under the terms of the Contract permit extension of the time for delivery, the aforementioned time for delivery of the VESSEL shall be extended accordingly. The BUILDERS to give the Buyer’s notice of the expected time of delivery of the VESSEL. Such notices to be approximate and to be given 60/30/15 days in advance of the BUILDER’s expected delivery of the vessel and re-given should this expected delivery date change.

The aforementioned date or such later date to which delivery is extended pursuant to the terms of this Contract is hereinafter called the “Delivery Date”.

2.	WHEN AND HOW EFFECTED

Provided that the BUYER and the SELLER shall each have fulfilled all of their respective obligations as stipulated in this Contract, delivery of the VESSEL shall be effected forthwith by the concurrent delivery by each of the parties hereto, one to the other, of the Protocol of Delivery and Acceptance, acknowledging delivery of the VESSEL by the SELLER and acceptance thereof by the BUYER, which Protocol shall be prepared in quadruplicate and executed by each of the parties hereto.

3.	DOCUMENTS TO BE DELIVERED TO THE BUYER

Upon delivery and acceptance of the VESSEL, the SELLER shall deliver to the BUYER the following documents, which shall accompany the Protocol of Delivery and Acceptance:

(a)	PROTOCOL OF TRIALS of the VESSEL made by the BUILDER pursuant to the Specifications.

(b)	PROTOCOL OF INVENTORY of the equipment of the VESSEL including spare part and the like, all as specified in the Specifications, made by the BUILDER.

(c)	PROTOCOL OF STORES OF CONSUMABLE NATURE made by the BUILDER referred to under Paragraph 5 of Article 6 hereof.

(d)	FINISHED DRAWINGS AND PLANS AND MANUALS pertaining to the VESSEL as stipulated in the Specifications, made by the BUILDER.

(e)	PROTOCOL OF DEADWEIGHT AND INCLINING EXPERIMENT, made by the BUILDER.

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(f)	ALL CERTIFICATES required to be furnished upon delivery of the VESSEL pursuant to the Specifications.

Certificates shall be issued by relevant Authorities or Classification Society. The VESSEL shall comply with the above rules and regulations which are in force at the time of signing this Contract.

It is agreed that if the Classification certificate and/or other certificates are not available at the time of delivery of the VESSEL, provisional certificates shall be accepted by the BUYER, provided that the BUILDER shall furnish the BUYER with the formal certificates as promptly as possible after such formal certificates have been issued.

(g)	DECLARATION OF WARRANTY issued by the SELLER that the VESSEL is delivered to the BUYER free and clear of any liens, charges, claims, mortgages, or other encumbrances upon the BUYER’s title thereto, and in particular, that the VESSEL is absolutely free of all burdens in the nature of imposts , taxes or charges imposed by the province or country of the port of delivery, as well as of all liabilities of the SELLER to its sub-contractors, employees and crews and/or all liabilities arising from the operation of the VESSEL in Trial Run or Trial Runs, or otherwise, prior to delivery.

(h)	COMMERCIAL INVOICE made by the SELLER.

(i)	BILL OF SALE made by the SELLER.

(j)	Any other documents necessary for registration of the vessel as mutually agreed between SELLER and BUYER.

4.	TITLE AND RISK

Title to and risk of the VESSEL shall pass to the BUYER only upon delivery thereof. As stated above, it being expressly understood that, until such delivery is effected, title to the VESSEL, and her equipment, shall remain at all times with the SELLER and are at the entire risk of the SELLER.

5.	REMOVAL OF VESSEL

The BUYER shall take possession of the VESSEL immediately upon delivery and acceptance thereof, and, if so required, shall remove the VESSEL from the premises of the BUILDER within seven (7) days after delivery and acceptance thereof is effected. If the BUYER shall not remove the VESSEL from the premises of the BUILDER within the aforesaid seven (7) days, then, in such event, without prejudice to the SELLER’s right to require the BUYER to remove the VESSEL immediately at any time thereafter, the BUYER shall pay to the SELLER the reasonable mooring charge of the VESSEL.

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6.	TENDER OF THE VESSEL

If the BUYER fails to take delivery of the VESSEL after completion thereof according to this Contract and the Specifications without justified reason, the SELLER shall have the right to tender the VESSEL for delivery after compliance with all procedural requirements as above provided.

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ARTICLE 8—DELAYS & EXTENSION OF TIME FOR DELIVERY

1.	CAUSE OF DELAY

If, at any time before actual delivery, either the construction of the VESSEL, or any performance required hereunder as a prerequisite of delivery of the VESSEL, is delayed due to war, blockade, revolution, insurrection, mobilization, civil commotions, riots, strikes (except the strikes solely in the Builder’s yard), sabotage, lockouts, local temperature higher than 36 degree centigrade, Acts of God or the public enemy, plague or other epidemics, quarantines, freight embargoes, if any, earthquakes, tidal waves, typhoons, hurricanes, storms or other causes beyond the control of the BUILDER or of its sub-contractors, as the case may be, or by force majeure of any description from Chinese government that directly effects the construction of the VESSEL, whether of the nature indicated by the forgoing or not, or by destruction of the BUILDER or works of the BUILDER or its subcontractors, or of the VESSEL or any part thereof, by fire, flood, or other causes beyond the control of the SELLER or its subcontractors as the case may be, or due to the delay caused by acts of God in the supply of parts essential to the construction of the vessel, then, in the event of delay due to the happening of any of the aforementioned contingencies, the Seller shall not be liable for such delay and the time for delivery of the VESSEL under this Contract shall be extended without any reduction in the Contract Price for a period of time which shall not exceed the total accumulated time of all such delays, subject nevertheless to the BUYER’s right of cancellation under Paragraph 3 of this Article and subject however to all relevant provisions of this Contract which authorize and permit extension of the time of delivery of the VESSEL.

2.	NOTICE OF DELAY

Within fourteen (14) days from the date of commencement of any delay on account of which the SELLER claims that it is entitled under this Contract to an extension of the time for delivery of the VESSEL, the SELLER shall advise the BUYER in writing or telefax, of the date such delay commenced, and the reasons therefor.

Likewise within fourteen (14) days after such delay ends, the SELLER shall advise the BUYER in writing or telefax, of the date such delay ended, and also shall specify the maximum period of the time by which the date for delivery of the VESSEL is extended by reason of such delay. Failure of the BUYER to acknowledge the SELLER’s notification of any claim for extension of the Delivery Date within fourteen (14) days after receipt by the BUYER of such notification, shall be deemed to be a waiver by the BUYER of its right to object to such extension. If the SELLER fails to advise the BUYER of any such delay within the time limit stipulated above, the SELLER shall not be entitled to any extension for such delay

3.	RIGHT TO CANCEL FOR EXCESSIVE DELAY

If the total accumulated time of all delays on account of the causes specified in Paragraph 1 of the Article aggregate to two hundred ten (210) days or more, (excluding delays due to

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arbitration as provided for in Article 13 hereof or due to default in performance by the BUYER of a nature which, under the terms of this contract, permits extension of the time of delivery, or due to delays in delivery of the BUYER’s supplied items, and excluding delays due to causes which, under Article 5, 6, 11 and 12 hereof, permit extension or postponement of the time for delivery of the VESSEL) , then in such event, the BUYER may in accordance with the provisions set out herein cancel this Contract by serving upon the SELLER telefaxed notice of cancellation which shall be confirmed in writing and the provisions of Article 10 of this Contract shall apply. Such cancellation shall be effective as of date the faxed notice thereof is received by the SELLER and the SELLER upon receipt of such notice, shall refund immediately to the BUYER, the full amount of all sums paid to the SELLER by the BUYER on account of the VESSEL with interest at six percent (6%) per annum in the manner as provided in Article 10 of this Contract. The aforementioned refund by the SELLER to the BUYER shall forthwith discharge all obligations, duties and liabilities of each of the parties to the other under this Contract. The SELLER may, at any time, after the accumulated time of the aforementioned delays justifying cancellation by the BUYER as above provided for, demand in writing that the BUYER shall make an election, in which case the BUYER shall, within thirty (30) days after such demand is received by the BUYER, either notify the SELLER of its intention to cancel this Contract, or consent to an extension of the time for delivery to an agreed future date, it being understood and agreed by the parties hereto that, if any further delay occurs on account of causes justifying cancellation as specified in this Article, the BUYER shall have the same right of cancellation upon the same terms as herein above provided.

If the total accumulated time for all delays under this contract including those due to the causes specified in paragraph 1 above and including delays of a nature which permit postponement only upon payment of liquidated damages as provided by Article 3 but excluding delays solely due to the BUYERS’ default, amounts to 270 days then the BUYER may rescind the Contract by serving upon the BUILDER a written notice of rescission in accordance with Article 10

4.	DEFINITION OF PERMISSIBLE DELAY

Delays on account of such causes as provided for in Paragraph 1 of this Article, excluding any other extensions of a nature which under the terms of this Contract permit postponement of the Delivery Date, shall be understood to be (and are herein referred to as) permissible delays and are to be distinguished from unauthorized delays on account of which the Contract Price of the VESSEL is subject to adjustment as provided for in Article 3 hereof.

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ARTICLE 9—WARRANTY OF QUALITY

1.	GUARANTEE OF MATERIAL AND WORKMANSHIP

The SELLER, for a period of             months following delivery to the BUYER of the VESSEL, guarantees the VESSEL, her hull and machinery and all parts and equipment thereof and undertakes to remedy or replace, free of charge to BUYER any defects that are manufactured or furnished or supplied by the BUILDER and/or its sub-contractors under this Contract including material, equipment (however excluding any parts for the Vessel which have been supplied by or on behalf of the BUYER) against all defects which are due to defective materials, and/or poor workmanship and/or constructural miscalculation and/or inadequate design or construction on the part of the BUILDER and/or its sub-contractors, and not due to the negligence on the part of the BUYER, or its agents or employees.

2.	NOTICE OF DEFECTS

The BUYER shall notify the SELLER in writing, or telefax, as promptly as possible, after discovery of any defect(s) or deviations for which a claim is made under this guarantee. The BUYER’s written notice shall describe the nature of the defect and the extent of the damage caused thereby. The SELLER shall have no obligation under this guarantee for any defects discovered prior to the expiry date of the guarantee, unless notice of such defects, is received by the SELLER not later than thirty (30) days after such expiry date. Telefaxed advice with brief details explaining the nature of such defect and extent of damage within thirty (30) days after such expiry date and that a claim is forthcoming will be sufficient compliance with the requirements as to time.

3.	REMEDY OF DEFECTS

The SELLER shall remedy at its expense any defects, against which the VESSEL or any part of the equipment thereof is guaranteed under this Article by making all necessary repairs and/or replacement. Such repairs and/or replacement will be made by the BUILDER. In the event any defects are repaired, replaced, remedied or made good by the BUILDER the period of guarantee for such item or items shall be extended for another          months but not exceed          months.

However, if it is impractical to make the repair by the BUILDER, and if forwarding by the BUILDER of replacement parts, and materials cannot be accomplished without impairing or delaying the operation or working schedule of the VESSEL, then, in any such event, the BUYER shall, cause the necessary repairs or replacements to be made elsewhere provided that the BUYER shall first and in all events, as soon as possible, give the BUILDER notice in writing, or telefax of the time and place such repairs will be made, and if the VESSEL is not thereby delayed, or her operation or working is not thereby delayed, or her operation or working is not thereby impaired, the BUILDER shall have the right to verify by its own representative(s) or that of Classification Society the nature and extent of the defects complained of. The BUILDER shall, in such cases, promptly advise the BUYER, by telex or telefax, after such examination has been completed, of its acceptance or rejection of the

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defects as ones that are subject to the guarantee herein provided. In all minor cases, the Guarantee Engineer, as hereinafter provided for, will act for and on behalf of the BUILDER.

In any circumstances as set out below, the BUILDER shall immediately pay to the BUYER in United States Dollars by telegraphic transfer the actual cost for such repairs or replacements including forwarding charges, or at the average cost for making similar repairs or replacements including forwarding charges as quoted by a leading shipyard each in China, Japan, South Korea and Singapore, whichever is lower:

(a)	Upon the BUILDER’s acceptance of the defects as justifying remedy under this Article, or

(b)	If the BUILDER neither accepts nor rejects the defects as above provided, nor request arbitration within thirty (30) days after its receipt of the BUYER’s notice of defects.

Any dispute shall be referred to arbitration in accordance with the provisions of Article 13 hereof.

EXTENT OF THE SELLER’S LIABILITY

The SELLER shall have no obligation and/or liabilities with respect to defects discovered after the expiration of the period of guarantee specified above.

The SELLER shall be liable to the BUYER for defects and damages caused by any of the defects specified in Paragraph 1 of this Article provided that such liability of the SELLER shall be limited to damage occasioned within the guarantee period specified in Paragraph 1 above. The SELLER shall not be obligated to repair, or to be liable for, damages to the VESSEL, or to any part of the equipment thereof, due to ordinary wear and tear or caused by the defects other than those specified in Paragraph 1 above, nor shall there be any SELLER’s liability hereunder for defects in the VESSEL, or any part of the equipment thereof, caused by fire or accidents at sea or elsewhere, or mismanagement, accidents, negligence, or wilful neglect, on the part of the BUYER, its employees or agents including the VESSEL’s officers, crew and passengers, or any persons on or doing work on the VESSEL other than the SELLER, its employees, agents or subcontractors. Likewise, the SELLER shall not be liable for defects in the VESSEL, or the equipment or any part thereof, due to repairs or replacement which were made by those other than the SELLER and/or their subcontractors at the direction of the BUYER, except in the case as described in Paragraph 3 above, i.e. that the repair cannot be practically carried out in the BUILDER’s shipyard, and the SELLER has consented such repair being made elsewhere.

Upon delivery of the VESSEL to the BUYER, in accordance with the terms of the Contract, the SELLER shall thereby and thereupon be released of all responsibility and liability whatsoever and howsoever arising under or by virtue of this Contract (save in respect of those obligations to the BUYER expressly provided for in this Article 9) including without limitation, any responsibility or liability for defective workmanship, materials or equipment, design or in respect of any other defects whatsoever and any loss or damage resulting from any act, omission or default of the SELLER. Neither CSTC nor the BUILDER shall, in any circumstances, be liable for any consequential loss or special loss, or expenses arising from any cause whatsoever including, without limitation, loss of time, loss of profit or earnings or demurrage directly from any commitments of the BUYER in connection with the VESSEL.

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The Guarantee provided in this Article and the obligations and the liabilities of the SELLER hereunder are exclusive and in lieu of and the BUYER hereby waives all other remedies, warranties, guarantees or liabilities, express or implied, arising by Law or otherwise (including without limitation any obligations of the SELLER with respect to fitness, merchantability and consequential damages) or whether or not occasioned by the SELLER’s negligence. This Guarantee shall not be extended, altered or varied except by a written instrument signed by the duly authorized representatives of the SELLER, and the BUYER.

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ARTICLE 10—CANCELLATION, REJECTION AND RESCISSION BY THE BUYER

1.	All payments made by the BUYER prior to the delivery of the VESSEL shall be in the nature of advances to the SELLER. In the event the BUYER shall exercise its right of cancellation and/or rescission of this Contract under and pursuant to any of the provisions of this Contract specifically permitting the BUYER to do so, then the BUYER shall notify the SELLER in writing or telefax , and such cancellation and/or rescission shall be effective as of the date the notice thereof is received by the SELLER.

2.	Thereupon the SELLER shall refund in United States dollars immediately to the BUYER the full amount of all sums paid by the BUYER to the SELLER on account of the VESSEL, and the BUYER’s supplies shall be returned to BUYER, unless the SELLER disputes the BUYER’s cancellation and/or rescission by instituting arbitration in accordance with Article 13 hereof. If the BUYER’s cancellation or rescission of this Contract is disputed by the SELLER by instituting arbitration as aforesaid , then no refund shall be made by the SELLER, and the BUYER shall not be entitled to demand repayment from THE SELLER’S BANK under its guarantee, until the arbitration award between the BUYER and the SELLER, which shall be in favour of the BUYER, declaring the BUYER’s cancellation and/or rescission justified, is made and delivered to the SELLER by the arbitration tribunal. In the event of the SELLER is obligated to make refundment, the SELLER shall pay the BUYER interest in United States Dollars at the rate of six percent (6%) per annum, if the cancellation or rescission of the Contract is exercised by the BUYER in accordance with the provision of Article 3 1(c), 2(c), 3(c), 4(c) hereof, on the amount required herein to be refunded to the BUYER computed from the respective dates when such sums were received by the SELLER to the date of remittance by telegraphic transfer of such refund to the BUYER by the SELLER, provided, however, that if the said rescission by the BUYER is made under the provisions of Paragraph 4 of Article 8, then in such event the SELLER shall not be required to pay any interest.

3.	Upon such refund by the SELLER to the BUYER, all obligations, duties and liabilities of each of the parties hereto to the other under this Contract shall be forthwith completely discharged.

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ARTICLE 11—BUYER’S DEFAULT

1.	DEFINITION OF DEFAULT

The BUYER shall be deemed in default of its obligation under this Contract if any of the following events occurs:

(a)	The BUYER fails to pay the First or Second or Third installment to the SELLER when any such installment becomes due and payable under the provisions of Article 2 hereof and provided the BUYER shall have received the SELLER’s demand for payment in accordance with Article 2 hereof; or

(b)	The BUYER fails to pay the fourth installment to the SELLER in accordance with Paragraph 3(d) and 4(d) of Article 2 hereof provided the BUYER shall have received the SELLER’s demand for payment in accordance with Article 2 hereof; or

(c)	The BUYER fails to take delivery of the VESSEL, when the VESSEL is duly tendered for delivery by the SELLER under the provisions of Article 7 hereof.

2.	NOTICE OF DEFAULT

If the BUYER is in default of payment or in performance of its obligations as provided hereinabove, the SELLER shall notify the BUYER to that effect by telefax after the date of occurrence of the default as per Paragraph 1 of this Article and the BUYER shall forthwith acknowledge by telefax to the SELLER that such notification has been received. In case the BUYER does not give the aforesaid telefax acknowledgment to the SELLER within three (3) days it shall be deemed that such notification has been duly received by the BUYER.

3.	INTEREST AND CHARGE

(a)	If the BUYER is in default of payment as to any installment as provided in Paragraph 1 (a) and/or 1 (b) of this Article, the BUYER shall pay interest on such installment at the rate of six percent (6%) per annum until the date of the payment of the full amount, including all aforesaid interest. In case the BUYER shall fail to take delivery of the VESSEL when required to as provided in Paragraph 1 (c) of this Article, the BUYER shall be deemed in default of payment of the fourth installment and shall pay interest thereon at the same rate as aforesaid from and including the day on which the VESSEL is tendered for delivery by the SELLER, as provided in Article 7 Paragraph 6 hereof.

(b)	In any event of default by the BUYER under 1 (a) or 1 (b) or 1 (c) above, the BUYER shall also pay all costs, charges and expenses incurred by the SELLER in consequence of such default.

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4.	DEFAULT BEFORE DELIVERY OF THE VESSEL

(a)	If any default by the BUYER occurs as defined in Paragraph I (a) or 1 (b) or 1 (c) of this Article, the Delivery Date shall, at the SELLER’s option, be postponed for a period of continuance of such default by the BUYER.

(b)	If any such default as defined in Paragraph 1 (a) or 1 (b) or 1 (c) of this Article committed by the BUYER continues for a period of fifteen (15) days, then, the SELLER shall have all following rights and remedies:

(i)	The SELLER may, at its option, cancel or rescind this Contract, provided the SELLER has notified the BUYER of such default pursuant to Paragraph 2 of this Article, by giving notice of such effect to the BUYER in writing or telefax. Upon receipt by the BUYER of such telex notice of cancellation or rescission, all of the BUYER’s Supplies shall forthwith become the sole property of the SELLER, and the VESSEL and all its equipment and machinery shall be at the sole disposal of the SELLER for sale or otherwise; and

(ii)	In the event of such cancellation or rescission of this Contract, the SELLER shall be entitled to retain any installment or installments of the Contract Price paid by the BUYER to the SELLER on account of this Contract.

5.	SALE OF THE VESSEL

(a)	In the event of cancellation or rescission of this Contract as above provided , the SELLER shall have full right and power either to complete or not to complete the VESSEL as it deems fit, and to sell the VESSEL at a public or private sale on such reasonable terms and conditions as the SELLER thinks fit without being answerable for any loss or damage occasioned to the BUYER thereby.

In the case of sale of the VESSEL, the SELLER shall give telefax or written notice to the BUYER.

(b)	In the event of the sale of the VESSEL in its completed state, the proceeds of sale received by the SELLER shall be applied firstly to payment of all expenses attending such sale and otherwise incurred by the SELLER as a result of the BUYER’s default, and then to payment of all unpaid installments and/or unpaid balance of the Contract Price and interest on such installment at the interest rate as specified in the relevant provisions set out above from the respective due dates thereof to the date of application.

(c)

In the event of the sale of the VESSEL in its incomplete state , the proceeds of sale received by the SELLER shall be applied firstly to all expenses attending such sale and otherwise incurred by the SELLER as a result of the BUYER’s default, and then to payment of all costs of construction of the VESSEL (such costs of construction, as herein mentioned, shall include but are not limited to all costs of labour and/or prices paid or to be paid by the SELLER for the equipment and/or technical design and/or materials purchased or to be purchased, installed and/or to be installed on the VESSEL) and/or any fees, charges, expenses and/or royalties incurred and/or to be incurred for the VESSEL less the installments so retained by the SELLER, and

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compensation to the SELLER for a reasonable sum of loss of profit due to the cancellation or rescission of this Contract.

(d)	In either of the above events of sale, if the proceeds of sale exceeds the total of the amounts to which such proceeds are to be applied as aforesaid , the SELLER shall promptly pay the excesses to the BUYER without interest, provided, however that the amount of such payment to the BUYER shall in no event exceed the total amount of installments already paid by the BUYER and the cost of the BUYER’s supplies, if any.

(e)	If the proceeds of sale are insufficient to pay such total amounts payable as aforesaid, the BUYER shall promptly pay the deficiency to the SELLER upon request.

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ARTICLE 12—INSURANCE

1.	EXTENT OF INSURANCE COVERAGE

From the time of keel-laying of the first section or block of the VESSEL until the same is completed , delivered to and accepted by the BUYER, the SELLER shall, at its own cost and expense, keep the VESSEL and all machinery, materials, equipment, appurtenances and outfit, delivered to the BUILDER for the VESSEL or built into, or installed in or upon the VESSEL, including the BUYER’s Supplies, fully insured with a first class Chinese insurance company for BUILDER’s risk.

The amount of such insurance coverage shall, up to the date of delivery of the VESSEL, be in an amount at least equal to, but not limited to, the aggregate of the payments made by the BUYER to the SELLER, including the value of the BUYER’s Supplies. The policy referred to hereinabove shall be taken out in the name of the SELLER and all losses under such policy shall be payable to the SELLER.

2.	APPLICATION OF RECOVERED AMOUNT

(a)	Partial Loss:

In the event the VESSEL shall be damaged by any insured cause whatsoever prior to acceptance and delivery thereof by the BUYER and in the further event that such damage shall not constitute an actual or a constructive total loss of the VESSEL , the SELLER shall apply the amount recovered under the insurance policy referred to in Paragraph 1 of this Article to the repair of such damage satisfactory to the Classification Society and other institutions or authorities as described in the Specifications without additional expenses to the BUYER, and the BUYER shall accept the VESSEL under this Contract if completed in accordance with this Contract and Specifications.

(b)	Total Loss:

However, in the event that the VESSEL is determined to be an actual or constructive total loss, the SELLER shall either:

(i)	By the mutual agreement between the parties hereto, proceed in accordance with terms of this Contract, in which case the amount recovered under said insurance policy shall be applied to the reconstruction and/or repair of the VESSEL’s damages and/or reinstallation of BUYER’s supplies without additional expenses to the BUYER , provided the parties hereto shall have first agreed in writing as to such reasonable extension of the Delivery Date and adjustment of other terms of this Contract including the Contract Price as may be necessary for the completion of such reconstruction; or

(ii)	If due to whatever reasons the parties fail to agree on the above, then refund

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immediately to the BUYER the amount of all installments paid to the SELLER under this Contract without interest whereupon this Contract shall be deemed to be cancelled and all rights, duties, liabilities and obligations of each of the parties to the other shall terminate forthwith.

Within thirty (30) days after receiving telefax notice of any damage to the VESSEL constituting an actual or a constructive total loss, the BUYER shall notify the SELLER in writing or by telefax of its agreement or disagreement under this sub-paragraph. In the event the BUYER fails to so notify the SELLER, then such failure shall be construed as a disagreement on the part of the BUYER. This Contract shall be deemed as rescinded and cancelled and the BUYER receive the refund as hereinabove provided and the provisions hereof shall apply.

3.	TERMINATION OF THE SELLER’S OBLIGATION TO INSURE

The SELLER’s obligation to insure the VESSEL hereunder shall cease and terminate forthwith upon delivery thereof to and acceptance by the BUYER.

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ARTICLE 13—DISPUTES AND ARBITRATION

1.	PROCEEDINGS

In the event of any dispute between the parties hereto as to any matter arising out of or relating to this Contract or any stipulation herein or with respect thereto which cannot be settled by the parties themselves, such dispute shall be resolved by arbitration in London, England in accordance with the Laws of England. Either party may demand arbitration of any such disputes by giving written notice to the other party. Any demand for arbitration by either party hereto shall state the name of the arbitrator appointed by such party and shall also state specifically the question or questions as to which such party is demanding arbitration. Within twenty (20) days after receipt of notice of such demand for arbitration, the other party shall in turn appoint a second arbitrator. The two arbitrators thus appointed shall thereupon select a third arbitrator, and the three arbitrators so named shall constitute the board of arbitration (hereinafter called the “Arbitration Board”) for the settlement of such dispute.

In the event however, that said other party should fail to appoint a second arbitrator as aforesaid within twenty (20) days following receipt of notice of demand of arbitration, it is agreed that such party shall thereby be deemed to have accepted and appointed as its own arbitrator the one already appointed by the party demanding arbitration, and the arbitration shall proceed forthwith before this sole arbitrator, who alone, in such event, shall constitute the Arbitration Board. And in the further event that the two arbitrators appointed respectively by the parties hereto as aforesaid should be unable to reach agreement on the appointment of the third arbitrator within twenty (20) days from the date on which the second arbitrator is appointed, either party of the said two arbitrators may apply to any court in England or other official organization in England having jurisdiction in such matter to appoint the third arbitrator. The award of the arbitration, made by the sole arbitrator or by the majority of the three arbitrators as the case may be, unless appealed by either parties, shall be final, conclusive and binding upon the parties hereto.

2.	ALTERNATIVE ARBITRATION BY AGREEMENT

Notwithstanding the preceding provisions of this Article, it is recognized that in the event of any dispute or difference of opinion arising in regard to the construction of the VESSEL, her machinery and equipment, or concerning the quality of materials or workmanship thereof or thereon, such dispute may be referred to the Classification Society upon mutual agreement of the parties hereto. In such case, the opinion of the Classification Society shall be final and binding on the parties hereto.

3.	NOTICE OF AWARD

Notice of any award shall immediately be given in writing or by telefax confirmed in writing to the SELLER and the BUYER.

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4.	EXPENSES

The arbitrator(s) shall determine which party shall bear the expenses of the arbitration or the proportion of such expenses which each party shall bear.

5.	AWARD OF ARBITRATION

Any award of arbitration shall be final and binding upon the parties concerned.

6.	ENTRY IN COURT

Judgment on any award may be entered in any court of competent jurisdiction.

7.	ALTERATION OF DELIVERY TIME

In the event of reference to arbitration of any dispute arising out of matters occurring prior to delivery of the VESSEL, the SELLER shall not be entitled to extend the Delivery Date as defined in Article 7 hereof and the BUYER shall not be entitled to postpone its acceptance of the VESSEL on the Delivery Date or on such newly planned time of delivery of the VESSEL as declared by the SELLER. However, if the construction of the VESSEL is affected by any arbitration or court proceeding, the SELLER shall then be permitted to extend the Delivery Date as defined in Article 7 and the decision or the award shall include a finding as to what extent the SELLER shall be permitted to extend the Delivery Date if at all.

8.	WORK CONTINUANCE

Work shall continue during arbitration/dispute, unless otherwise agreed between SELLER and BUYER.

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ARTICLE 14—RIGHT OF ASSIGNMENT

Neither of the parties hereto shall assign this Contract to any other individual or company unless prior consent of the other party.

The SELLER agrees that the BUYER shall have the right to assign this Contract to its bank or its financial institute for financing purposes only, provided that:

1. The BUYER shall remain exclusively liable to observe and perform any and all obligations under the Building Contract;

2. The Assignment will not impose upon the SELLER any further obligations or liabilities other than those which have already expressly existed in the Building Contract prior to the date of Assignment.

In this case, the SELLER and SELLER’S BANK as Refund Guarantor shall acknowledge upon receipt of notice of such assignment in the form acceptable to the SELLER.

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ARTICLE 15—TAXES AND DUTIES

1.	TAXES

All costs for taxes including stamp duties, if any, incurred in connection with this Contract in the People’s Republic of China shall be borne by the SELLER. Any taxes and/or duties imposed upon those items or services procured by the SELLER in the People’s Republic of China or elsewhere for the construction of the VESSEL shall be born by the SELLER.

2.	DUTIES

The SELLER shall indemnify the BUYER for, and hold it harmless against, any duties imposed in the People’s Republic of China upon materials and equipment which under the terms of this Contract and/or the Specifications will, or may be, supplied by the BUYER from the abroad for installation in the VESSEL as well as any duties imposed in the People’s Republic of China upon running stores, provisions and supplies furnished by the BUYER from abroad to be stocked on board the VESSEL and also from the payment of export duties, if any, to be imposed upon the VESSEL as a whole or upon any of its parts or equipment.

Any tax or duty other than those described hereinabove, if any, shall be borne by the BUYER.

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ARTICLE 16—PATENTS, TRADEMARKS AND COPYRIGHTS

The machinery and equipment of the VESSEL may bear the patent number, trademarks or trade names of the manufacturers. The SELLER shall defend and save harmless the BUYER from patent liability or claims of patent infringement of any nature or kind , including costs and expenses for, or on account of any patented or patentable invention made or used in the performance of this Contract and also including cost and expense of litigation, if any.

Nothing contained herein shall be construed as transferring any patent or trademark rights or copyright in equipment covered by this Contract, and all such rights are hereby expressly reserved to the true and lawful owners thereof. Notwithstanding any provisions contained herein to the contrary, the SELLER’s obligation under this Article should not be terminated by the passage of any specified period of time.

The BUYER promises not to use the technical materials and drawings to build the ship at any other shipyard.

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ARTICLE 17—NOTICE

Any and all notices and communications in connection with this Contract shall be addressed as follows:

To the BUYER:

To CSTC:	China Shipbuilding Trading Company, Limited
Address:	No.1 Pudong Dadao, Pudong, Shanghai 200120, The People’s Republic of China

To the BUILDER:	SHANGHAI JIANGNAN-CHANGXING SHIPBUILDING CO., LTD.
Address:	No.2468 Changxing Jiangnan Avenue Changxing Town Chongming County, Shanghai 201913, China

Any change of address shall be communicated in writing by registered mail by the party making such change to the other party and in the event of failure to give such notice of change, communications addressed to the party at their last known address shall be deemed sufficient.

Any and all notices , requests , demands , instructions , advice and communications in connection with this Contract shall be deemed to be given at, and shall become effective from, the time when the same is delivered to the address of the party to be served, provided, however, that registered airmail shall be deemed to be delivered ten (10) days after the date of dispatch, express courier service shall be deemed to be delivered five (5) days after the date of dispatch, and telefax acknowledged by the answerbacks shall be deemed to be delivered upon dispatch.

Any and all notices, communications, Specifications and drawings in connection with this Contract shall be written in the English language and each party hereto shall have no obligation to translate them into any other language.

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ARTICLE 18—EFFECTIVE DATE OF CONTRACT

This Contract shall become effective after being executed by both parties.

Upon signing of this contract, both parties hereto shall do the follows:

(1)	Receipt by the BUYER of a Refund Guarantee covering the 1st, 2nd, and 3rd instalments in the form annexed hereto as Exhibit B issued by the Refund Guarantor in accordance with Article 2 Paragraph 7 hereof.

(2)	Receipt by the SELLER of the 1st instalment in accordance with Paragraph 3(a) and 4(a) of Article 2 of this Contract.

(3)	Receipt by the SELLER of a Payment Guarantee covering the 2nd and 3rd instalments in the form annexed hereto as Exhibit A issued by the Payment Guarantor in accordance with Article 2 Paragraph 6 hereof.

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ARTICLE 19—INTERPRETATION

1.	LAW APPLICABLE

The parties hereto agree that the validity and interpretation of this Contract and of each Article and part hereof be governed by and interpreted in accordance with the Laws of England.

2.	DISCREPANCIES

All general language or requirements embodied in the Specifications are intended to amplify, explain and implement the requirements of this Contract. However, in the event that any language or requirements so embodied in the Specifications permit an interpretation inconsistent with any provision of this Contract, then in each and every such event the applicable provisions of this Contract shall govern. The Specifications and plans are also intended to explain each other, and anything shown on the plans and not stipulated in the Specifications or stipulated in the Specifications and not shown on the plans, shall be deemed and considered as if embodied in both. In the event of conflict between the Specifications and plans, the Specifications shall govern.

However, with regard to such inconsistency or contradiction between this Contract and the Specifications as may later occur by any change or changes in the Specifications agreed upon by and among the parties hereto after execution of this Contract, then such change or changes shall govern. Such change or changes shall be evidenced by signed Memorandum between parties hereto.

3.	ENTIRE AGREEMENT

This Contract contains the entire agreement and understanding between the parties hereto and supersedes all prior negotiations, representations, undertakings and agreements on any subject matter of this Contract after signing the Contract.

4.	DEFINITION

In absence of stipulation of “banking day(s)”, the “day” or “days” shall be taken as “calendar day” or “calendar days”.

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IN WITNESS WHEREOF, the parties hereto have caused this Contract to be duly executed on the day and year first above written.

THE BUYER :	THE SELLER :
CHINA SHIPBUILDING TRADING COMPANY

Name:	Name:

Signature:	Signature:

Title:	Title:

THE BUILDER:
SHANGHAI JIANGNAN-CHANGXING SHIPBUILDING CO., LTD.

Name:

Signature:

Title:

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EXHIBIT “A”

LETTER OF GUARANTEE IN RESPECT OF 2ND and 3RD INSTALMENTS

OF CONTRACT PRICE

To:	China Shipbuilding Trading Co., Ltd. and
Shanghai Jiangnan-Changxing Shipbuilding Co., Ltd.

C/o:	China Shipbuilding Trading Co., Ltd.
22nd — 27th Floor, Fangyuan Mansion,
56(Yi) Zhongguancun Nandajie, Haidian District
Beijing 100044, the People’s Republic of China

Date:

Dear Sirs,

In consideration of your executing a Shipbuilding Contract dated             with             (hereinafter called the “BUYER”) for construction of One (1) Diesel Driven 81,600 DWT Bulk Carrier bearing Builder’s Hull No.             (hereinafter called the “CONTRACT”), We, the undersigned, do hereby irrevocably, absolutely and unconditionally guarantee, as the primary obligor and not merely as the surety, the due and punctual payment by the BUYER of the 2nd, and 3rd installments of the Contract Price amounting to a total sum of United States Dollars                         as specified in (2) below.

(2)	The Instalments guaranteed hereunder, pursuant to the terms of the Shipbuilding Contract, comprise the 2nd installment in the amount of United States Dollars payable by the BUYER within five (5) Banking Days after the cutting of the first steel plate of the VESSEL in the BUILDER’s workshop, and the 3rd installment in the amount of United States Dollars payable by the BUYER within five (5) banking days after keel-laying of the first section of the VESSEL.

(3)	We also IRREVOCABLY, ABSOLUTELY and UNCONDITIONALLY guarantee, as primary obligor and not merely as surety, the due and punctual payment by the BUYER of interest on each Installment guaranteed hereunder at the rate of Six percent (6%) per annum from and including the first day after the date of the instalment in default until the date of full payment by us of such amount guaranteed hereunder.

(4)	In the event that the BUYER fails to punctually pay any Instalment guaranteed hereunder or the BUYER fails to pay any interest thereon, and any such default continues for a period of fifteen

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(15) days, then, upon receipt by us of your first written demand, we shall immediately pay to you or your assignee all unpaid 2nd and 3rd instalments, together with the interest as specified in paragraph (3) hereof, without requesting you to take any or further action, procedure or step against the BUYER or with respect to any other security which you may hold.

(5)	We hereby agree that at your option this Guarantee and the undertaking hereunder shall be assignable to and if so assigned shall inure to the benefit of any 3rd party designated by you or as your assignee as if any such third party or were originally named herein.

(6)	Any payment by us under this Guarantee shall be made in United States Dollars by telegraphic transfer to , as receiving bank nominated by you for credit to your account with or through another receiving bank to be nominated by you from time to time, in favour of you or your assignee.

(7)	Our obligations under this guarantee shall not be affected or prejudiced by any dispute between you as the SELLER and the BUYER under the Shipbuilding Contract or by the BUILDER’s delay in the construction and/or delivery of the VESSEL due to whatever causes or by any variation or extension of their terms thereof or by any security or other indemnity now or hereafter held by you in respect thereof, or by any time or indulgence granted by you or any other person in connection therewith, or by any invalidity or unenforceability of the terms thereof, or by any act, omission, fact or circumstances whatsoever, which could or might, but for the foregoing, diminish in any way our obligations under this Guarantee.

(8)	Any claim or demand shall be in writing signed by one of your officers and may be served on us either by hand or by post and if sent by post to (or such other address as we may notify to you in writing), or by tested telex (telex NO: ) via , with confirmation in writing.

(9)	This Letter of Guarantee shall come into full force and effect upon delivery to you of this Guarantee and shall continue in force and effect until the VESSEL is delivered to and accepted by the BUYER and the BUYER shall have performed all its obligations for taking delivery thereof or until the full payment of all 2nd and 3rd Instalments together with the aforesaid interests by the BUYER or us, whichever first occurs.

(10)	The maximum amount, however, that we are obliged to pay to you under this Guarantee shall not exceed the aggregate amount of United States Dollars being an amount

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equal	to the sum of:

(a)	All the 2nd and 3rd instalments guaranteed hereunder in the total amount of United States Dollars ; and

(b)	Interest at the rate of Six percent (6%) per annum on the Instalment for a period of sixty (60) days in the amount of United States Dollars .

(11)	All payments by us under this Guarantee shall be made without any set-off or counterclaim and without deduction or withholding for or on account of any taxes, duties, or charges whatsoever unless we are compelled by law to deduct or withhold the same. In the latter event we shall make the minimum deduction or withholding permitted and will pay such additional amounts as may be necessary in order that the net amount received by you after such deductions or withholdings shall equal the amount which would have been received had no such deduction or withholding been required to be made.

(12)	This Letter of Guarantee shall be construed in accordance with and governed by the Laws of England. We hereby submit to the non-exclusive jurisdiction of the English courts for the purposes of any legal action or proceedings in connection herewith in England.

(13)	When this Letter of Guarantee shall have expired as aforesaid, you will return the same to us without any request or demand from us.

(14)	IN WITNESS WHEREOF, we have caused this Letter of Guarantee to be executed and delivered by our duly authorized representative the day and year above written.

For and on behalf of

Shipbuilding Contract	Hull No.

EXHIBIT B IRREVOCABLE LETTER OF GUARANTEE

To:

Date

Dear Sirs,

At the request of China Shipbuilding Trading Company, Limited, 56(Yi) Zhongguancun Nandajie, Beijing 100044, the People’s Republic of China and in consideration of your agreeing to pay China Shipbuilding Trading Company, Limited and Shanghai Jiangnan-Changxing Shipbuilding Co., Ltd. (hereinafter collectively called “the SELLER”) each instalment of the Contract Price before delivery of the VESSEL under the Contract dated             (as amended and/or supplemented from time to time and hereinafter called “the Contract”) for the construction of one (1) 81,600DWT Bulk Carrier Vessel to be designated as Hull No.             (herein called the “VESSEL”) concluded by and amongst you, and the SELLER, we, the undersigned, do hereby irrevocably guarantee repayment to you by the SELLER of an amount up to but not exceeding a total amount of United States Dollars             , representing the first instalment of the Contract Price of the VESSEL,             , the second instalment of the Contract Price of the VESSEL, United States Dollars             , the third instalment of the Contract Price of the VESSEL, United States Dollars             , as you may have paid to the SELLER under the Contract prior to the delivery of the VESSEL, if and when the same or any part thereof becomes repayable to you from the SELLER in accordance with the terms of the Contract. Should the SELLER fail to make such repayment, we shall pay you the amount the SELLER ought to refund together with interest (x) at the rate of zero percent (0%) if cancellation of the Contract is exercised by you in accordance with the provisions of Paragraph 4 of Article 8 of the Contract or Paragraph 2(b)(ii) of Article 12 of the Contract, or (y) at the rate of six percent (6%) per annum if the cancellation of the Contract is exercised by you in accordance with the provisions of Paragraphs 1(c), 2(c), 3(c), or 4(c) of Article 3 of the Contract within thirty (30) days after our receipt of the relevant written demand from you for payment.

However, in the event of any dispute between you and the SELLER in relation to:

(1)	whether the SELLER shall be liable to repay the instalment or instalment paid by you and

(2)	consequently whether you shall have the right to demand payment from us and such dispute is submitted either by the SELLER or by you for arbitration in accordance with Article 13 of the Contract, we shall be entitled to withhold and defer payment until the arbitration award is published. We shall not be obligated to make any payment to you unless the arbitration award orders the SELLER to make repayment. If the SELLER fails to honour the award, then we shall pay to you an amount equal to the arbitration award (but not exceeding the maximum aggregate amount of this Letter of Guarantee as set out above) plus interest in United States Dollars on such amount from the respective dates on which each instalment of the Contract Price was received by the SELLER to the date of your receipt from us of such amount at the relevant interest rate as set out above.

Shipbuilding Contract	Hull No.

The said repayment shall be made in full by us to you in United States Dollars by telegraphic transfer to such account (in London, New York or elsewhere) as notified by you to us without any deduction (except a tax deduction which we are required by law to make), withholding or set-off. If we are required by law to make a tax deduction, the amount due to you shall be increased by the amount necessary to ensure that you receive and retain a net amount which, after the tax deduction, is equal to the full amount that you would otherwise have received.

This Letter of Guarantee shall become effective from the time of the actual receipt of the first instalment of the Contract Price by the SELLER from you and the aggregate principal amount effective under this Letter of Guarantee shall correspond to the total aggregate payment actually made by you from time to time under the Contract prior to the delivery of the VESSEL. However, the available amount under this Letter of Guarantee shall in no event exceed above mentioned aggregate amount actually paid to the SELLER, together with interest calculated, as described above at zero percent (0%) or, six percent (6%) per annum, as the case may be for the period commencing with the date of receipt by the SELLER of each respective instalment to the date of repayments thereof.

This Letter of Guarantee shall remain in force until the earliest of (i) the VESSEL has been delivered to and accepted by you or (ii) refund in full has been made to you by the SELLER or ourselves, or (iii) the later of             , after which this Letter of Guarantee shall become null and void whether you return it or not. If there exists arbitration between you and the SELLER, the validity of this guarantee shall automatically be extended until the date the thirtieth (30th) calendar day after publication of the arbitration award.

This Letter of Guarantee shall be assignable (except the right for making demand shall always remain with yourself) to your bank or your financial institute for financing purpose only by a written notice of such assignment in the form acceptable to us with our acknowledgement.

We hereby confirm that this guarantee will be registered with the relevant SAFE authority and confirm further that we have obtained all necessary approvals and authorizations to issue this Letter of Guarantee and that we are authorized to effect payment thereunder in foreign currency in case of utilization.

This Letter of Guarantee is governed by the Laws of England and any dispute arising out of or in relation to this Refund Guarantee shall be arbitrated in London pursuant to the terms of the London Maritime Arbitrators Association.

All demands and notices in connection with this Refund Guarantee shall be sent to us at the following address:

Name:

Telephone:

                              China

Shipbuilding Contract	Hull No.

Post Code:	Swift Code:

Yours faithfully,
For